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                                                                   EXHIBIT 10(z)

                            HEWLETT-PACKARD COMPANY
                     PAY-FOR-RESULTS SHORT-TERM BONUS PLAN
                          (EFFECTIVE NOVEMBER 1, 2000)

    1. PURPOSE. The purpose of the Hewlett-Packard Company Pay-For-Results Short-Term Bonus Plan is to provide certain employees of Hewlett-Packard Company and its subsidiaries with incentive compensation based upon the level of achievement of financial, business and other performance criteria.

    2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

        (a) "AFFILIATE" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

        (b) "AFM" shall mean the Company's Accounting and Financial Manual, as posted from time to time on the Company's internal web site.

        (c) "BOARD" shall mean the Board of Directors of the Company.

        (d) "BONUS" shall mean a cash payment, which may be an addition to Eligible Earnings, made pursuant to the Plan with respect to a particular Performance Period. The amount of a Bonus may be less than, equal to or greater than the Target Bonus; provided, however, that a Bonus shall not be greater than an amount equal to three hundred percent (300%) of the Target Bonus.

        (e) "CODE" shall mean the Internal Revenue Code of 1986 and the regulations promulgated thereunder, all as amended from time to time, and any successors thereto.

        (f) "COMMITTEE" shall mean the Committee designated pursuant to
            Section 4 of the Plan.

        (g) "COMPANY" shall mean Hewlett-Packard Company, a Delaware corporation.

        (h) "ELIGIBLE EARNINGS" shall mean the annual base rate of cash compensation excluding discretionary or contractual bonuses, actual commissions/bonus payments paid to commissioned employees pursuant to an incentive plan, Bonuses, Target Bonuses, payments under the Hewlett-Packard Company Employee Benefits Organization Income Protection Plan and the Hewlett-Packard Company Supplemental Income Protection Plan, or any other additional compensation. Eligible Earnings may be modified in accordance with local law or requirements.

            Notwithstanding the foregoing, with respect to an employee described in Section 9(a) who is promoted into a position that is eligible for participation in the Plan from a position that was eligible for participation in the Company Performance Bonus Plan, actual commissions/bonuses payable pursuant to an incentive plan (other than the Company Performance Bonus Plan) will be included in Eligible Earnings.

        (i) "FISCAL YEAR" shall mean the twelve-month period from November 1 through October 31.

        (j) "NET ORDER DOLLARS" shall be as defined in the Company's Corporate Marketing Policy, as posted on the Company's internal web site at the start of the Performance Period.

        (k) "NET PROFIT DOLLARS" shall be as defined in the AFM at the start of the Performance Period.

        (l) "NET PROFIT GROWTH" shall be, with respect to any Performance Period, as defined by the Committee, in its sole discretion.

        (m) "NET REVENUE DOLLARS" shall be as defined in the AFM at the start of the Performance Period.

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        (n) "PARTICIPANT" shall mean each salaried employee of the Company or its Affiliates in active service whose position is designated, or who is individually designated, as eligible for participation in the Plan; subject to Section 3.

        (o) "PERFORMANCE MEASURE" shall mean any measurable criteria tied to the Company's success that the Committee may determine, including, but not limited to, Net Order Dollars, Net Profit Dollars, Net Profit Growth, Net Revenue Dollars, Revenue Growth, individual performance, other Company and business unit financial objectives, customer satisfaction indicators and operational efficiency measures.

        (p) "PERFORMANCE PERIOD" shall mean a six-month period of time based upon the halves of the Company's Fiscal Year, or such other time period as shall be determined by the Committee.

        (q) "PLAN" shall mean the Hewlett-Packard Company Pay-For-Results Short-Term Bonus Plan as amended from time to time.

        (r) "REVENUE GROWTH" shall be, with respect to any Performance Period, as defined by the Committee, in its sole discretion.

        (s) "TARGET BONUS" shall mean a Bonus amount that may be paid if 100% of the targets for all applicable Performance Measures are achieved in the Performance Period. The Target Bonus shall be equal to a fixed percentage of the Participant's Eligible Earnings for such Performance Period. Such percentage shall be determined by the Committee prior to the beginning of the Performance Period.

    3. ELIGIBILITY. Persons employed by the Company or any of its Affiliates during a Performance Period and in active service are eligible to be Participants under the Plan for such Performance Period (whether or not so employed or living at the date a Bonus payment is made) and may be considered for a Bonus. An individual is not rendered ineligible to be a Participant by reason of being a member of the Board. The Committee shall have sole authority to designate the positions and/or the individuals eligible for participation in the Plan for any given Performance Period; provided that the Committee, in its sole discretion, may delegate to certain person(s) or to a committee, the authority to designate some or all of such positions and/or individuals, and/or to exclude from participation individuals who would otherwise be Participants because their positions have been designated as eligible for participation in the Plan.

    4.  ADMINISTRATION.

        (a) Unless otherwise designated by the Board, the Compensation Committee of the Board shall be the Committee under the Plan. A director may serve as a member or an alternate member of the Committee only during periods in which the director is an "outside director" as described in Code Section 162(m). The Committee shall have full power and authority to construe, interpret and administer the Plan. It may issue rules and regulations for administration of the Plan and shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum and all decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders, employees and Participants. The Committee may delegate to certain person(s) or to a committee the authority to administer the Plan, to the extent specified by the Committee at the time of delegation, and subject to modification at any time thereafter. The decisions of such person(s) or committee shall similarly be final, conclusive and binding upon all parties.

        (b) The expenses of the administration of the Plan shall be borne by the Company.

    5. TERM. Subject to Section 11(g), the Plan shall be effective for the period November 1, 2000 through April 30, 2001; and thereafter shall be applicable for future Fiscal Years of the Company unless amended or terminated by the Board or the Committee pursuant to Section 11(e).

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    6.  BONUSES.  Prior to the beginning of each Performance Period, the
Committee or, if applicable, the Committee's delegate, shall designate or approve (a) the positions or employees who will be Participants for a Performance Period, (b) the minimum and maximum Bonuses and the Target Bonuses for specific jobs, job families, or job levels, (c) the applicable Performance Measures and combination of Performance Measures and percentages allocated to the applicable Performance Measures at different organization levels; and
(d) the Performance Period. Performance measures in addition to those designated or approved prior to the beginning of a period may only be used if approved by the Committee.

    7.  DETERMINATION OF AMOUNT OF BONUS.

       (a) CALCULATION. As soon as administratively practicable after the end of the relevant Performance Period, the Committee, or, if applicable, the Committee's delegate, shall determine the amount of the Bonus for each Participant by:

           (i) Determining the actual performance results for each Performance Measure;

           (ii) Determining the amount to which each Participant is entitled based on the percentage allocated by the Committee to each Performance Measure against the Target Bonus for each Participant; and

           (iii) Certifying by resolution duly adopted by the Committee (or equivalent action by the Committee's delegate) the value of the Bonus for each Participant so determined.

       (b) ADJUSTMENTS TO BONUSES. In its sole discretion, the Committee or, if applicable, the Committee's delegate, may, but is not required to, make an adjustment to a Participant's Bonus to take into account:
           (i) acquisitions and investments; (ii) divestitures; (iii) major change(s) in U.S. accounting principles and/or (iv) major reorganization(s) within the Company if such situation(s) or event(s): (A) impacted the applicable Performance Period; (B) was not already taken into account in the Participant's Performance Measures for such period; and (C) exceeded U.S. $50 million: Only the Committee, in its sole discretion, may approve any other adjustments to a Participant's Bonus during a Performance Period.

    8.  PAYMENT OF BONUSES.

        (a) Payment of a Bonus to a Participant shall be made as soon as practicable after determination of the amount of the Bonus under
            Section 7 above, and after the Committee has approved the aggregate bonus payout amount for the Performance Period, except to the extent a Participant who is eligible to participate in the Hewlett-Packard Company Executive Deferred Compensation Plan has made a timely election to defer the payment of all or any part of the portion of such Bonus under such plan.

        (b) A Participant will forfeit any Bonus for a Performance Period during which he or she is involuntarily terminated for cause or voluntarily terminates his or her employment with the Company for any reason, except as otherwise provided in Section 8(c) below.

        (c) The payment of a Bonus with respect to a specific Performance Period requires that the Participant be on the Company's payroll as of the end of such Performance Period; subject to the following:

           (i) NON-PAY STATUS. A Participant who continues to be on approved non-pay status through the end of the Performance Period will receive a bonus payment if return to work is within the maximum period approved by the Company for the non-pay status. If the non-pay status results in a leave of absence or termination, guidelines governing those situations will apply.


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           (ii)  LEAVE OF ABSENCE. A Participant will receive a bonus payment while on an approved leave of absence even if the leave began prior to the end of the Performance Period. The Bonus will be based on the Participant's Eligible Earnings for the Performance Period. While on an approved medical leave of absence, accrual of Eligible Earnings will continue for as long as the employee is integrating disability benefits with flexible time off (FTO) hours, or sick or vacation hours. Only the FTO or sick or vacation hours will be included in Eligible Earnings.

           (iii) WORK-RELATED ILLNESS/INJURY. A Participant who cannot work due to a work-related injury/illness and who may be drawing Workers' Compensation benefits will be placed on medical leave from the last day worked. While on leave, a Participant will receive a bonus payment even if the leave began prior to the end of the Performance Period.

           (iv) RETIREMENT. If the reason for a Participant's termination of employment prior to the end of a Performance Period is his or her retirement at the age and service-year level set by the Company or the local law requirements where the Participant is employed, any Bonus will be prorated based upon the employee's time spent actively at work prior to his or her retirement date.

           (v) DEATH. If a Participant dies prior to the end of a Performance Period or after the end of a Performance Period but prior to payment, any Bonus will be paid to the Participant's estate and will be based on the Participant's Eligible Earnings for the Performance Period.

        (d) Payments of Bonuses to Participants who are on the payroll of Affiliates of the Company shall be paid directly by such entities.

    9.  CHANGES IN STATUS

        (a) If prior to the end of a Performance Period, a person is hired into a position previously designated by the Committee for participation under the Plan, that person will commence participation in the Plan on a prorated basis from the date of hire. If an employee is promoted into such a position from a position that was eligible for participation in the Company Performance Bonus Plan or the ESS Invent Your Future Program, he or she will be considered to have been a Participant in this Plan from the beginning of the Performance Period or, if later, from the date of hire.

        (b) If a Participant transfers from one eligible position to another prior to the end of a Performance Period, any Bonus will be based on performance as it relates to the latest position occupied.

        (c) If prior to the end of a Performance Period, a Participant transfers into a position that is not eligible for participation under the Plan, the employee will not receive a Bonus under the Plan.

    10. COMMITTEE DISCRETION. Notwithstanding any other provision of this Plan, the Committee may, in the exercise of its sole discretion and based on any factors the Committee deems appropriate, reduce or eliminate to zero the amount of a Bonus to a Participant otherwise calculated in accordance with the provisions of Section 7(a) prior to payment thereof. The Committee shall make a determination of whether and to what extent to reduce Bonuses under the Plan for each Performance Period at such time or times following the close of the Performance Period as the Committee shall deem appropriate. The reduction in the amount of a Bonus to a Participant for a Performance Period shall have no effect on the amount of the Bonus to any other Participant for such period.

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    11.  MISCELLANEOUS.

       (a) NO ASSIGNMENT. No portion of any Bonus under the Plan may be assigned or transferred otherwise than by will or the laws of descent and distribution prior to the payment thereof.

       (b) TAX REQUIREMENTS. All payments made pursuant to the Plan or deferred pursuant to Section 8(a) shall be subject to all applicable taxes or contributions required by federal, state or local law to be withheld, in accordance with the procedures to be established by the Committee.

       (c) NO ADDITIONAL PARTICIPANT RIGHTS. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its Affiliates, and the right of the Company and any such Affiliate to dismiss such Participant or to terminate any arrangement pursuant to which any such Participant provides services to the Company, with or without cause, is specifically reserved. No person shall have claim to a Bonus under the Plan, except as otherwise provided for herein, or to continued participation under the Plan. There is no obligation for uniformity of treatment of Participants under the Plan. The benefits provided for Participants under the Plan shall be in addition to and shall in no way preclude other forms of compensation to or in respect of such Participants. It is expressly agreed and understood that the employment is terminable at the will of either party and, if such Participant is a party to an employment contract with the Company or one of its Affiliates, in accordance with the terms and conditions of the Participant's employment contract.

       (d) LIABILITY. The Board and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent auditors for the Company. No member of the Board or of the Committee, any officers of the Company or its Affiliates or any of their designees shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member, officer or designee.

       (e) AMENDMENT; SUSPENSION; TERMINATION. The Board or Committee may, at any time and from time to time, amend, suspend or terminate the Plan or any part of the Plan as it may deem proper and in the best interests of the Company. In the case of Participants employed outside the United States, the Board, the Committee or their designees may vary the provisions of the Plan as deemed appropriate to conform with local laws, practices and procedures. In addition, the Executive Committee of the Board or any of the General Counsel, Secretary or Assistant Secretary of the Company is authorized to make certain minor or administrative changes required by or made desirable by government regulation. Any modification of the Plan may affect present and future Participants and the amount of any Bonus hereunder.

       (f) OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

       (g) GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

       (h) SEVERABILITY. If any portion of this Plan is deemed to be in conflict with local law, that portion of the Plan, and that portion only, will be deemed null and void under that local law. All other provisions of the Plan will remain in full effect.

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       (i) NO TRUST. Neither the Plan nor any Bonus shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Participant. To the extent that the Participant acquires a right to receive payments from the Company in respect of any Bonus, such right shall be no greater than the right of any unsecured general creditor of the Company.

       (j) DESIGNATION OF BENEFICIARIES. A Participant may, if the Committee permits, designate a beneficiary or beneficiaries to receive all or part of the Bonuses which may be paid to the Participant, or may be payable, after such Participant's death. A designation of beneficiary shall be made in accordance with procedures specified by the Company and may be replaced by a new designation or may be revoked by the Participant at any time. In case of the Participant's death, a Bonus with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiary or beneficiaries. Any Bonus granted or payable to a Participant who is deceased and not subject to such a designation shall be distributed to the Participant's estate. If there shall be any question as to the legal right of any beneficiary to receive a Bonus under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company or its Affiliates shall have no further liability to anyone with respect to such amount.

    12.  EXECUTION

    IN WITNESS WHEREOF, the Company has caused this Plan to be adopted this 16th day of November, 2000, effective November 1, 2000.

                                          HEWLETT-PACKARD COMPANY
                                          /s/ PHILIP M. CONDIT
                                          Philip M. Condit
                                          Chair, Compensation Committee

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